Exhibit 99.1

Vislink Technologies Announces 1-for-6 Reverse Stock Split

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July 31, 2020 08:45 ET | Source: Vislink Technologies, Inc.

HACKETTSTOWN, NJ, July 31, 2020 (GLOBE NEWSWIRE) — Vislink Technologies, Inc. (“Vislink”) (Nasdaq: VISL), whose brands are recognized as the global leaders in live video communications, announced that its Board of Directors has approved a 1-for-6 reverse stock split (the “Reverse Stock Split”) of its common stock (the “Common Stock”) that will become effective at 5 p.m. ET on July 31, 2020. The Common Stock will begin trading on a split-adjusted basis upon market opening on Monday, August 3, 2020 under the new CUSIP number 92836Y 300.

Mickey Miller, CEO of Vislink, commented, “We have made significant progress in the operational turnaround effort with the addition of new senior leadership, a revamp of our Board and operational improvements that enhance our profitability.” Miller further commented, “Given the progress we have had in our operational turnaround, this reverse split is a natural next step in maintaining our listing on Nasdaq and enabling continued access to capital for growth and strategic initiatives. We look forward to sharing our progress with investors on our Q2 earnings call.”

Information to Stockholders

Continental Stock Transfer & Trust Company is acting as exchange agent for the Reverse Stock Split and will send instructions to stockholders of record who hold stock certificates regarding the exchange of certificates for Common Stock. Stockholders who hold their shares of Common Stock in brokerage accounts or “street name” are not required to take any action to effect the exchange of their shares following the Reverse Stock Split. Continental Stock Transfer & Trust Company may be reached for questions at (212) 509-4000.

About Vislink Technologies, Inc.

Vislink is a global leader in the development and distribution of advanced communication solutions. Driven by technical excellence that has led the industry for over 50 years, our innovative products and turnkey solutions provide reliable connectivity in the toughest environments across the global live production, military and government sectors. Our solutions include high-definition communication links that reliably capture, transmit and manage live event footage, as well as secure video systems that support mission-critical applications. Vislink’s shares of Common Stock are publicly traded on the Nasdaq Capital Market under the ticker symbol “VISL.” For more information, visit www.vislink.com.

Note on Forward-looking Statements

This press release may contain projections or other forward-looking statements within the meaning of the Private Securities Litigation Reform Act. These statements involve risks and uncertainties, and actual events or results may differ materially. Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are the risk that our reduction in operating expenses may impact our ability to meet our business objectives and achieve our revenue targets and may not result in the expected improvement in our profitability; the fact that our future growth depends in part on further penetrating our addressable market and also growing internationally, and we may not be successful in doing so; our dependence on sales of certain products to generate a significant portion of our revenue; the effect of a decrease in the sales or change in sales mix of these products would harm our business; the risks that an economic downturn or economic uncertainty in our key U.S. and international markets, including due to the COVID-19 pandemic, may adversely affect demand for our products; difficulty in accurately predicting our future customer demand; the importance of maintaining the value and reputation of our brand; and other factors detailed in our Annual Report on Form 10-K for the year ended December 31, 2019 and our other subsequent filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof or as of the date otherwise stated herein. Vislink disclaims any obligation to update these forward-looking statements.

For more information:
investors@vislink.com